Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration No. 333-190348), Form S-8 (Registration No. 333-190348) and Form S-1 (Registration No. 333-208943) of Corning Natural Gas Holding Corporation of our report dated December 23, 2019 relating to the consolidated financial statements, which appear in this Form 10-K of Corning Natural Gas Holding Corporation for the year ended September 30, 2019.

Rochester, New York

December 23, 2019